FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
SECOND QUARTER 2012 RESULTS

- - Solid Local Currency Sales and EPS Growth - -

COLUMBUS, Ohio, USA - July 26, 2012 - Mettler-Toledo International Inc. (NYSE: MTD) today announced second quarter results for 2012. Provided below are the highlights:

•	Sales in local currency increased by 6% in the quarter compared with the prior year. Reported sales increased 2%, which included a 4% negative currency impact.

•
Net earnings per diluted share as reported (EPS) were $1.93, compared with $1.82 in the second quarter of 2011. Adjusted EPS was $2.15, an increase of 13% over the prior-year amount of $1.90. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.

Second Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “We achieved solid sales growth in the quarter despite slowing market demand and strong sales comparisons in the prior year period. Our sales growth, combined with a focus on cost control, enabled us to generate good earnings growth in the quarter.”

EPS was $1.93, compared with the prior-year amount of $1.82. Adjusted EPS was $2.15, an increase of 13% over the prior-year amount of $1.90.

Sales were $570.3 million, a 6% increase in local currency sales, compared with $561.1 million in the prior-year quarter. Reported sales growth was 2%, which included a 4% negative currency impact. By region, local currency sales increased 6% in the Americas and 14% in Asia / Rest of World and decreased 2% in Europe. Adjusted operating income amounted to $101.1 million, a 7% increase from the prior-year amount of $94.5 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $91.3 million, compared with $87.0 million in the prior-year quarter.

Six Month Results

EPS was $3.54, compared with the prior-year amount of $3.23. Adjusted EPS was $3.80, an increase of 14% over the prior-year amount of $3.34.

Sales were $1.106 billion, a 7% increase in local currency sales, compared with $1.060 billion in the prior-year period. Reported sales growth was 4%, which included a 3% negative currency impact. For the six month period, local currency sales increased 0% in Europe, 6% in the Americas and 16% in Asia / Rest of World. Adjusted operating income amounted to $181.9 million, an 8% increase from the prior-year amount of $168.3 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $112.0 million, compared with $93.6 million in the prior-year period.

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Cost Control Measures

The Company has initiated a series of cost control measures in response to current economic conditions. The Company will record pre-tax restructuring charges, consisting principally of severance-related costs, of approximately $20 million to $25 million, of which $7.8 million was recorded in the second quarter. The remaining amount will be recognized over the next two years. These cost control measures should reduce operating costs by approximately $40 million annually.

Outlook

The Company stated that there is greater uncertainty in its markets, which makes forecasting difficult. Based on today's assessment, management anticipates that local currency sales growth in 2012 will be in the range of 3% to 5% and Adjusted EPS in the range of $9.00 to $9.40, an increase of 8% to 12%. The Company previously provided guidance for Adjusted EPS of $9.20 to $9.50.

The Company stated that, based on its assessment of market conditions today, management anticipates local currency sales growth in the third quarter 2012 will be in the range of 0% to 4% while Adjusted EPS will be in the range of $2.15 to $2.35, an increase of 7% to 17%.

Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS as it would require an estimate of non-recurring items, which are not yet known.

Conclusion

Filliol concluded, “Market conditions have become more challenging in the last few months. In addition, we will continue to face strong sales growth comparisons from the prior year. We have initiated cost control measures in light of current economic conditions but continue to invest for future growth. We remain confident in our strategic initiatives and our ability to execute and believe we can outgrow the market and continue to gain share.”

Other Matters

The Company will host a conference call to discuss its quarterly results today (Thursday, July 26) at 4:30 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company has strong leadership positions in all businesses and believes it holds global number-one market positions in a majority of them. Specifically, METTLER TOLEDO is the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. The Company is also a leading provider in analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development and process analytics instruments used for in-line measurement in production processes. In addition, METTLER TOLEDO is the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical and other industries. Additional information about METTLER TOLEDO can be found at www.mt.com/investors.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses' actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

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METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three months ended			Three months ended
	June 30, 2012		% of sales	June 30, 2011		% of sales

Net sales	$570,283	(a)	100.0	$561,088	(a)	100.0
Cost of sales	271,275		47.6	264,897		47.2
Gross profit	299,008		52.4	296,191		52.8

Research and development	27,966		4.9	29,605		5.3
Selling, general and administrative	169,985		29.8	172,054		30.7
Amortization	5,357		0.9	4,325		0.8
Interest expense	5,706		1.0	5,692		1.0
Restructuring charges	7,835		1.4	1,971		0.3
Other charges (income), net	433		0.1	1,207		0.2
Earnings before taxes	81,726		14.3	81,337		14.5

Provision for taxes	20,022		3.5	21,149		3.8
Net earnings	$61,704		10.8	$60,188		10.7

Basic earnings per common share:
Net earnings	$1.97			$1.88
Weighted average number of common shares	31,267,660			31,997,850

Diluted earnings per common share:
Net earnings	$1.93			$1.82
Weighted average number of common
and common equivalent shares	32,038,928			33,013,887

Note:
(a)	Local currency sales increased 6% as compared to the same period in 2011.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	June 30, 2012		% of sales	June 30, 2011		% of sales

Earnings before taxes	$81,726			$81,337
Amortization	5,357			4,325
Interest expense	5,706			5,692
Restructuring charges	7,835			1,971
Other charges (income), net	433			1,207
Adjusted operating income	$101,057	(b)	17.7	$94,532	(b)	16.8

Note:
(b)	Adjusted operating income increased 7% as compared to the same period in 2011.

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METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Six months ended			Six months ended
	June 30, 2012		% of sales	June 30, 2011		% of sales

Net sales	$1,105,683	(a)	100.0	$1,059,854	(a)	100.0
Cost of sales	529,573		47.9	502,156		47.4
Gross profit	576,110		52.1	557,698		52.6

Research and development	56,633		5.1	55,956		5.3
Selling, general and administrative	337,626		30.5	333,432		31.5
Amortization	10,556		1.0	7,947		0.7
Interest expense	11,529		1.0	11,403		1.1
Restructuring charges	8,143		0.7	2,469		0.2
Other charges (income), net	589		0.1	1,876		0.2
Earnings before taxes	151,034		13.7	144,615		13.6

Provision for taxes	37,003		3.4	37,600		3.5
Net earnings	$114,031		10.3	$107,015		10.1

Basic earnings per common share:
Net earnings	$3.63			$3.33
Weighted average number of common shares	31,399,788			32,144,223

Diluted earnings per common share:
Net earnings	$3.54			$3.23
Weighted average number of common
and common equivalent shares	32,212,927			33,152,760

Note:
(a)	Local currency sales increased 7% as compared to the same period in 2011.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Six months ended			Six months ended
	June 30, 2012		% of sales	June 30, 2011		% of sales

Earnings before taxes	$151,034			$144,615
Amortization	10,556			7,947
Interest expense	11,529			11,403
Restructuring charges	8,143			2,469
Other charges (income), net	589			1,876
Adjusted operating income	$181,851	(b)	16.4	$168,310	(b)	15.9

Note:
(b)	Adjusted operating income increased 8% as compared to the same period in 2011.

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	June 30, 2012	December 31, 2011

Cash and cash equivalents	$134,766	$235,601
Accounts receivable, net	397,238	425,147
Inventories	217,231	241,421
Other current assets and prepaid expenses	111,741	116,694
Total current assets	860,976	1,018,863

Property, plant and equipment, net	427,666	410,007
Goodwill and other intangible assets, net	564,719	569,153
Other non-current assets	202,265	205,451
Total assets	$2,055,626	$2,203,474

Short-term borrowings and maturities of long-term debt	$27,075	$28,300
Trade accounts payable	129,988	168,109
Accrued and other current liabilities	365,939	413,435
Total current liabilities	523,002	609,844

Long-term debt	431,730	476,715
Other non-current liabilities	325,920	335,778
Total liabilities	1,280,652	1,422,337

Shareholders’ equity	774,974	781,137
Total liabilities and shareholders’ equity	$2,055,626	$2,203,474

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011

Cash flow from operating activities:
Net earnings	$61,704	$60,188	$114,031	$107,015
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	8,331	7,471	16,106	14,854
Amortization	5,357	4,325	10,556	7,947
Deferred tax benefit	(2,697)	(1,465)	(4,758)	(8,058)
Excess tax benefits from share-based payment arrangements	(64)	(2,584)	(340)	(4,931)
Other	3,027	2,047	7,212	5,207
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	15,594	17,047	(30,758)	(28,481)
Net cash provided by operating activities	91,252	87,029	112,049	93,553

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	66	2,254	153	2,302
Purchase of property, plant and equipment	(24,704)	(22,958)	(43,233)	(40,517)
Acquisitions	(1,541)	(931)	(1,541)	(15,463)
Other investing activities	—	20	—	(882)
Net cash used in investing activities	(26,179)	(21,615)	(44,621)	(54,560)

Cash flows from financing activities:
Proceeds from borrowings	83,332	17,659	99,813	46,443
Repayments of borrowings	(96,132)	(92,712)	(145,612)	(104,200)
Proceeds from exercise of stock options	426	3,520	13,264	6,583
Excess tax benefits from share-based payment arrangements	64	2,584	340	4,931
Repurchases of common stock	(72,045)	(57,000)	(135,766)	(114,179)
Other financing activities	(379)	154	(543)	67
Net cash used in financing activities	(84,734)	(125,795)	(168,504)	(160,355)

Effect of exchange rate changes on cash and cash equivalents	(1,765)	1,042	241	2,548

Net decrease in cash and cash equivalents	(21,426)	(59,339)	(100,835)	(118,814)

Cash and cash equivalents:
Beginning of period	156,192	388,102	235,601	447,577
End of period	$134,766	$328,763	$134,766	$328,763

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$91,252	$87,029	$112,049	$93,553
Excess tax benefits from share-based payment arrangements	64	2,584	340	4,931
Payments in respect of restructuring activities	2,583	1,425	4,165	2,838
Proceeds from sale of property, plant and equipment	66	2,254	153	2,302
Purchase of property, plant and equipment	(24,704)	(22,958)	(43,233)	(40,517)
Free cash flow	$69,261	$70,334	$73,474	$63,107

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METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended June 30, 2012			(11)%		5%	14%		2%
Six Months Ended June 30, 2012			(6)%		6%	17%		4%

Local Currency Sales Growth
Three Months Ended June 30, 2012			(2)%		6%	14%		6%
Six Months Ended June 30, 2012			—%		6%	16%		7%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

Three months ended						Six months ended
June 30,						June 30,
2012			2011		% Growth	2012		2011		% Growth

EPS as reported, diluted	$1.93		$1.82		6%	$3.54		$3.23		10%

Restructuring charges, net of tax	0.18	(a)	0.05	(a)		0.19	(a)	0.05	(a)
Purchased intangible amortization, net of tax	0.04	(b)	0.03	(b)		0.07	(b)	0.06	(b)

Adjusted EPS, diluted	$2.15		$1.90		13%	$3.80		$3.34		14%

Notes:
(a)
Represents the EPS impact of restructuring charges of $7.8 million ($5.9 million after tax) and $2.0 million ($1.5 million after tax) for the three months ended June 30, 2012 and 2011, respectively and $8.1 million ($6.1 million after tax) and $2.5 million ($1.8 million after tax) for the six months ended June 30, 2012 and 2011, respectively, which primarily includes severance costs.

(b)
Represents the EPS impact of purchased intangibles amortization, net of tax, of $1.1 million and $1.0 million for the three months ended June 30, 2012 and 2011, respectively and $2.3 million and $1.9 million for the six months ended June 30, 2012 and 2011, respectively.

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